Back to Contents

Exhibit 99.4

CONSENT OF ROBERT A. STANGER & CO.

We hereby consent to the use in this Registration Statement on Form S-4 of our opinion letter dated November 18, 2005 to the Special Committee and the Board of Trustees of Atlantic Realty Trust included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such proxy statement/prospectus. In giving such consent, we do not hereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

ROBERT A. STANGER & CO.

By:	/s/ KEVIN T. GANNON

Name: Kevin T. Gannon Title: Managing Director

Dated: February 16, 2006